UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2007

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2007, Teleflex Incorporated (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with AM Sub Inc., a wholly-owned subsidiary of the Company (the "Merger Sub"), and Arrow International, Inc. ("Arrow"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Arrow, with Arrow continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger"). The Company’s and Arrow’s Boards of Directors have each approved the Merger and the Merger Agreement.

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of Arrow common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and automatically converted into the right to receive an amount of cash equal to $45.50, without interest (the "Per Share Amount"). In addition, at the effective time, each outstanding option to acquire shares of Arrow common stock will be cancelled in exchange for a cash payment equal to the number of shares of Arrow common stock underlying such option multiplied by the excess, if any, of the Per Share Amount over the strike price for such option.

Arrow has made customary representations, warranties and covenants in the Merger Agreement. Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and the Merger by the shareholders of Arrow, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of the representations and warranties and (v) the absence of any material adverse effect on Arrow.

The Merger Agreement contains certain termination rights for both the Company and Arrow, and further provides that, upon termination of the Merger Agreement under specified circumstances, Arrow may be required to pay the Company a termination fee of $69 million and reimburse the Company for certain of its expenses, subject to a cap of $5 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 23, 2007, the Company and Arrow issued a joint press release announcing that the Company had entered into the Merger Agreement to acquire Arrow. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1 hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated July 20, 2007, among Teleflex Incorporated, AM Sub Inc. and Arrow International, Inc.

99.1 Press Release dated July 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

July 24, 2007	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 20, 2007, among Teleflex Incorporated, AM Sub Inc. and Arrow International, Inc.
99.1	Press Release dated July 23, 2007